EXHIBIT 4(f)

                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement"), dated July 15, 2003, is made between TXU Corp., a Texas corporation (the "Company"), and Credit Suisse First Boston LLC, as representative (the "Representative") of the initial purchasers (the "Initial Purchasers") listed on Schedule I to the Purchase Agreement, dated July 9, 2003, between the Company and the Representative on behalf of the Initial Purchasers (the "Purchase Agreement").

     This Agreement is made pursuant to the Purchase Agreement, which provides for the sale by the Company to the Initial Purchasers of an aggregate of $475,000,000 principal amount of the Company's Floating Rate Convertible Senior Notes due 2033 (the "Firm Notes") and the granting by the Company to the Initial Purchasers of the option to purchase $65,000,000 additional principal amount of such Floating Rate Convertible Senior Notes (the "Option Notes" and, together with the Firm Notes, the "Notes"). The Notes are convertible into Shares (as defined in Section 1) at the initial conversion price set forth in the Offering Memorandum, dated July 9, 2003, relating to the offering of the Notes, subject to adjustment in accordance with the Indenture (For Unsecured Debt Securities Series N) relating to the Notes, dated as of July 1, 2003, between the Company, as issuer, and The Bank of New York, as trustee (the "Trustee"), as the same may be amended from time to time in accordance with the terms thereof, as supplemented by an Officer's Certificate, to be dated as of July 15, 2003 (said Indenture, as supplemented by said Officer's Certificate, the "Indenture"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Applicable Conversion Price" shall mean, as of any date of determination, $1,000 principal amount of Notes as of such date of determination divided by the Conversion Rate in effect as of such date of determination or, if no Notes are then outstanding, the Conversion Rate that would be in effect were Notes then outstanding.

          "Additional Amounts" shall have the meaning set forth in Section
2.4(A).

          "Additional Amounts Payment Date" shall have the meaning set forth in
Section 2.4(B).

          "Business Day" shall mean a day other than (i) a Saturday or a Sunday,
(ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Trustee's principal corporate trust office is closed for business.


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          "Company" shall have the meaning set forth in the preamble of this
Agreement and shall also include the Company's successors.

          "Conversion Rate" shall have the meaning assigned to such term in the Indenture.

          "Depositary" shall mean The Depository Trust Company, or any other depositary for the Securities appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Firm Closing Date" shall mean the date on which the Firm Notes are issued.

          "Firm Notes" shall have the meaning set forth in the preamble of this Agreement.

          "Holder" shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities.

          "Indenture" shall have the meaning set forth in the preamble of this Agreement.

          "Initial Purchasers" shall have the meaning set forth in the preamble of this Agreement.

          "Initial Shelf Registration Statement" shall mean the Shelf Registration Statement required to be filed by the Company pursuant to the first sentence of Section 2.1(A).

          "Majority Holders" shall mean, on any date, Holders of a majority of the outstanding Shares constituting Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company and other obligors on the Securities or any Affiliate (as defined in the Indenture) of the Company or other obligor shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount. For the purposes of this definition, Holders of Notes constituting Registrable Securities shall be deemed to be Holders of the number of Shares into which such Notes are or would be convertible as of such date.

          "NASD" shall mean the National Association of Securities Dealers Inc.

          "Notes" shall have the meaning set forth in the preamble of this Agreement.

          "Notice and Questionnaire" shall mean a written notice delivered to the Company substantially in the form attached as Appendix I to the Offering Memorandum.

          "Notice Holder" shall mean, on any date, any Holder that has delivered a Notice and Questionnaire to the Company with respect to either the Initial


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Shelf Registration Statement or the Subsequent Registration Statement, as the
case may be, on or prior to such date in accordance with Section 2.1(B).

          "Option Closing Date" shall mean the date on which any Option Notes are issued.

          "Option Notes" shall have the meaning set forth in the preamble of this Agreement.

          "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble of this Agreement.

          "Registrable Securities" shall mean the Securities; provided, however, that Securities shall cease to be Registrable Securities when (i) a Shelf Registration Statement with respect to such Securities shall have been declared effective under the Securities Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (ii) such Securities shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act, or (iii) such Securities shall have ceased to be outstanding.

          "Registration Default" shall have the meaning set forth in Section 2.4(A).

          "Registration Expenses" shall mean any and all expenses incident to the performance of or the compliance by the Company with this Agreement, including, without limitation: (i) all SEC or NASD registration and filing fees;
(ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities) and compliance with the rules of the NASD in an amount not exceeding $15,000 in the aggregate, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any Shelf Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any "cold comfort"


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letters required by or incident to such performance and compliance, (vi) the fees and expenses of the Trustee, and any paying agent, exchange agent or custodian, (vii) the reasonable fees and disbursements of Pillsbury Winthrop LLP, as counsel to the Initial Purchasers and the Holders; (viii) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any national securities exchange or exchanges or automated quotation system and (ix) the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement.

          "SEC" shall mean the United States Securities and Exchange Commission or any successor agency or governmental body performing the functions currently performed by the United States Securities and Exchange Commission.

          "Securities" shall mean collectively the Notes and the Shares.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          "Shares" shall mean the shares of common stock of the Company, without par value, together with the preference stock purchase rights attached thereto, into which the Notes are convertible or that have been issued upon any conversion of the Notes into common stock of the Company.

          "Shelf Registration" shall mean a registration effected pursuant to
Section 2.1.

          "Shelf Registration Statement" shall mean the Initial Shelf Registration Statement and/or the Subsequent Shelf Registration Statement, if any, each of which shall be a "shelf" registration statement of the Company pursuant to the provisions of Section 2.1 that covers all of the Registrable Securities of the applicable Notice Holders on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Subsequent Shelf Registration Statement" shall mean the one additional Shelf Registration Statement that may be required to be filed pursuant to Section 2.1(B).

          "Suspension Period" shall have the meaning set forth in Section
2.1(A).

          "TIA" shall mean the Trust Indenture Act of 1939, as amended.

          "Trustee" shall have the meaning set forth in the preamble of this Agreement.

     2.   Registration Under the Securities Act.

          2.1  Shelf Registration.

          (A) The Company agrees to use its reasonable efforts to file under the Securities Act within 120 days after the Firm Closing Date the Initial Shelf Registration Statement providing for the registration of, and the


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     sale on a continuous or delayed basis by the Holders of, all of the
     Registrable Securities, pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC. The Company agrees to use its reasonable efforts to cause the Initial Shelf Registration Statement to become or be declared effective within 180 days after the Firm Closing Date and to keep the Initial Shelf Registration Statement and the Subsequent Shelf Registration Statement, if any, continuously effective until the earliest of (i) the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement, (ii) the date on which all Registrable Securities have been sold pursuant to Rule 144 under the Securities Act, (iii) such time as there are no longer any Registrable Securities outstanding, and
     (iv) the second anniversary of the later of the Firm Closing Date or the latest Option Closing Date (plus, in each case, the aggregate number of days in all Suspension Periods); provided, however, that the Company shall not be obligated to keep the Shelf Registration Statement effective or to permit the use of any Prospectus forming a part of the Shelf Registration Statement if (i) the Company determines, in its reasonable judgment, upon advice of counsel that the continued effectiveness and use of the Shelf Registration Statement would (x) require the disclosure of material information which the Company has a bona fide business reason for preserving as confidential or (y) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries; and (ii) the Company promptly thereafter complies with the requirements of Section 3(J), if applicable; any such period during which the Company is excused from keeping the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities is referred to herein as a "Suspension Period"; a Suspension Period shall commence on and include the date that the Company gives notice to the Holders that the Shelf Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Registrable Securities as a result of the application of the proviso of the foregoing sentence, stating the reason therefor, and shall end on the earlier to occur of the date on which each seller of Registrable Securities covered by the Shelf Registration Statement either receives the copies of the supplemented or amended Prospectus or is advised in writing by the Company that use of the Prospectus may be resumed.

          (B) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2.1(B) and the last paragraph of Section 3. To be named a selling holder in the Initial Shelf Registration Statement when it first becomes effective, Holders must deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to the date of effectiveness of such Shelf Registration Statement. To be named a selling shareholder in the Subsequent Shelf Registration Statement when it first becomes effective, Holders must have acquired Registrable Securities no earlier than the tenth Business Day prior to the date of effectiveness of the Initial Shelf Registration Statement, must not be named as selling security holders in the Initial Shelf Registration Statement, including through an amendment thereto or a supplement to the prospectus, and must complete and deliver a Notice and Questionnaire to the Company, together with such other information as may be reasonably requested by the Company, no later than


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


     the fifth Business Day after the date of effectiveness of the Initial Shelf Registration Statement. From and after the date a Shelf Registration Statement is declared effective, the Company shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within five (5) Business Days after such date, (i) if required by applicable law, file with the SEC a post-effective amendment to such Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling holder in such Shelf Registration Statement and the related Prospectus and so that such Holder is permitted to deliver any such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to such Shelf Registration Statement, use reasonable efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2.1(B)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2.1(B)(i); provided, that if such Notice and Questionnaire is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Suspension Period. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling holder in such Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this
     Section 2.1(B) (whether or not such Holder was a Notice Holder at the time the applicable Shelf Registration Statement was declared effective) shall be named as a selling holder in the applicable Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2.1(B).

          (C) The Company shall not permit any securities other than Registrable Securities to be included in a Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend a Shelf Registration Statement, as required by Section 3(B), and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          2.2 Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 and the performance of its obligations under Sections 2.1 and 3. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

          2.3 Effectiveness.

          (A) The Company will be deemed not to have used its reasonable efforts to cause a Shelf Registration Statement to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would, or omits to take any action (other than any action specifically permitted by Section 2.1(A) ) which omission would, result in any such Shelf Registration Statement not being declared effective or in the Holders


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     of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless such action or omission is required by applicable law.

          (B) A Shelf Registration Statement pursuant to Section 2.1 will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume.

          2.4 Additional Amounts.

          (A) If any of the following events (any such event a "Registration Default") shall occur, then additional amounts (the "Additional Amounts") shall become payable to Holders in respect of the Securities:

               (i) the Initial Shelf Registration Statement has not been filed with the SEC within 120 days following the Firm Closing Date;

               (ii) the Initial Shelf Registration Statement is not declared effective by the SEC within 180 days following the Firm Closing Date;

               (iii) the Initial Shelf Registration Statement has been declared effective but such Shelf Registration Statement ceases to be effective or usable in connection with resales of Notes at any time prior to the expiration of the period of two years (or such shorter period as may hereafter be provided in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Firm Closing Date (other than after such time as all Notes have been disposed of thereunder or otherwise cease to be Registrable Securities); or

               (iv) the aggregate duration of Suspension Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 2.1(A).

         Additional Amounts shall be payable at a rate of 0.25% per annum on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities and shall accrue from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, or if earlier, the date on which all the Notes may first be resold in reliance on Rule 144(k) under the Securities Act.

          (B) Additional Amounts on the Securities, if any, will be payable in cash on January 15, April 15, July 15 and October 15 of each year (the "Additional Amounts Payment Date") to holders of record of outstanding Registrable Securities on each preceding January 1, April 1, July 1 and


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     October 1, respectively. The date of determination of the Applicable
     Conversion Price of any outstanding Shares that are Registrable Securities shall be the Business Day immediately preceding the Additional Amounts Payment Date; provided, however, that any Additional Amounts accrued with respect to any Notes or portion thereof called for redemption on a redemption date or purchased on a purchase date or converted into Shares on a conversion date prior to the Registration Default shall, in any such event, be paid instead to the Holder who submitted such Notes or portion thereof for redemption, purchase or conversion on the applicable redemption date, purchase date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion), and shall continue to accrue on the Shares issuable upon conversion of any Notes to the extent such Registration Default has not yet been cured.

          The Trustee shall be entitled, on behalf of Holders of Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Amounts. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which Additional Amounts are expressly provided shall be as set forth in this Section 2.4 in addition to any remedies available to the Holders of the Securities under the Indenture.

          2.5 Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2.1 through
2.4 may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2.1 through 2.4.

     3. Registration Procedures. In connection with the obligations of the Company with respect to a Shelf Registration Statement pursuant to Section 2.1, the Company shall:

               (A) prepare and file with the SEC a Shelf Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the Securities Act, which form shall (i) be selected by the Company, (ii) be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, use its reasonable efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with Section 2, and include the names of the Notice Holders as selling securityholders.

               (B) use reasonable efforts to cause (i) the Shelf Registration Statement and any amendment thereto, when it becomes effective, not to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) subject to Section 2.1(C), any Prospectus forming part of the Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), not to include an untrue statement of a material fact


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          or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (C) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary under applicable law to keep such Shelf Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution reasonably requested by the selling Holders thereof;

               (D) (i) notify each Notice Holder, at least three (3) Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Notice Holders that the distribution of Registrable Securities will be made in accordance with the methods reasonably requested by the Majority Holders participating in the Shelf Registration and as set forth in the Notices and Questionnaires, (ii) furnish to each Notice Holder and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, and such other documents as such Notice Holder or underwriter may reasonably request, including financial statements and schedules and, if the Notice Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities, (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto, save and except during any Suspension Period and
          (iv) furnish to each Notice Holder either a summary of the terms of this Agreement or a copy of this Agreement;

               (E) use its reasonable efforts to register or qualify the Registrable Securities under such state securities or blue sky laws of such jurisdictions as any Notice Holder and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time such Shelf Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Notice Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Notice Holder; provided, however, that the Company shall not be required to
          (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(E), (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject, or (iii) file annual reports or comply with any other requirements deemed in its reasonable judgment to be unduly burdensome;


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               (F) notify promptly each Notice Holder and, if requested by such
          Notice Holder, confirm such advice in writing promptly (i) when such Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective,
          (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to such Shelf Registration Statement and Prospectus or for additional information after such Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of the Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period the Shelf Registration Statement is required to be effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which causes such Shelf Registration Statement or Prospectus to omit to state a material fact necessary in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) when the Company reasonably determines that a post-effective amendment to the Shelf Registration Statement would be appropriate;

               (G) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement as soon as practicable;

               (H) furnish to each Notice Holder, without charge, at least one conformed copy of each Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or all exhibits thereto, unless requested);

               (I) cooperate with the Notice Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold to the extent not held with the Depositary through Cede & Co., to remove any restrictive legends, and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the Notice Holders or the underwriters, if any, may reasonably request at least two (2) Business Days prior to the closing of any sale of Registrable Securities;

               (J) upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(F)(ii), (iv), (v) and (vii) and subject to the provisions of the first paragraph immediately following Section 3(R), as promptly as practicable after the occurrence of such an event, use its reasonable efforts to prepare and file a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document


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          so that, as thereafter delivered to the purchasers of the Registrable
          Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Notice Holder such number of copies of the Prospectus, as amended or supplemented, as such Notice Holder may reasonably request;

               (K) obtain a CUSIP number for all Registrable Securities covered by the Shelf Registration Statement not later than the effective date of such Shelf Registration Statement, and provide the Trustee for the Notes and the transfer agent for the Shares with printed certificates for the Registrable Securities that are in a form eligible for deposit with the Depositary;

               (L) unless the Indenture, as its relates to the Registrable Securities has already been so qualified, use its reasonable efforts to (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Notice Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

               (M) enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                    (i) make such representations and warranties to the Notice
               Holders and the underwriters, if any, in form, substance and scope as has been customarily made by the Company to underwriters in similar offerings of securities of the Company;

                    (ii) obtain opinions of counsel of the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Majority Holders of the Registrable Securities being sold, provided that such opinions may be in the form of reliance letters) addressed to each Notice Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings of the Company (it being agreed that the matters to be covered by such opinions may be subject to customary qualifications and exceptions);

                    (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Shelf Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the Notice Holders (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings of the Company;

                    (iv) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 with respect to the underwriters and all other parties to be indemnified pursuant to said Section; and

                    (v) deliver such documents and certificates as may be
               reasonably requested and as are customarily delivered in similar offerings to the Majority Holders of the Registrable Securities being sold and the managing underwriters, if any;

         provided that the above shall be done at each closing under any underwriting or, as and to the extent required thereunder and as consistent with the terms of the Purchase Agreement;

          (N) make available for inspection by representatives of the Notice Holders, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with the Shelf Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers in order to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such persons or (iv) such information becomes available to such persons from a source other than the Company and its subsidiaries and such source is not known by such persons to be bound by a confidentiality agreement; and provided, further, that the foregoing inspection and information gathering shall be coordinated by (x) the managing underwriter in connection with any underwritten offering pursuant to a Shelf Registration and (y) the Notice Holder or Notice Holders designated by the participating Majority Holders in connection with any nonunderwritten offering pursuant to a Shelf Registration, together with one counsel designated by and on behalf of such persons;

          (O) a reasonable time prior to filing a Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Notice Holders, to the Initial Purchasers, to counsel for the Notice Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Notice Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders of such Registrable Securities included in such offering, the Initial Purchasers on behalf of the Notice Holders, counsel for the Notice Holders or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders of such Registrable Securities included in such offering, the Initial Purchasers on behalf of the Notice Holders, counsel to the Notice Holders or any underwriter shall reasonably object (which objection shall be made within a reasonable period of time), and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Notice Holders, the Initial Purchasers on behalf of such Notice Holders, counsel for such Notice Holders or any underwriter;

          (P) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (Q) use its reasonable efforts to cause the Shares to be listed on the New York Stock Exchange, The Chicago Stock Exchange and the Pacific Exchange, Inc.; and

          (R) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

          Each Notice Holder agrees that upon receipt of any notice from the Company of (a) the happening of any event or the discovery of any facts, each of the kind described in Sections 3(F)(ii), (iii), (iv), (v) or (vii) or (b) the Company's determination, in its reasonable judgment, upon advice of counsel, that the continued effectiveness and use of the Shelf Registration Statement or the Prospectus included in the Shelf Registration Statement would (x) require the disclosure of material information, which the Company has a bona fide business reason for preserving as confidential, or (y) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries, such Notice Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Shelf Registration Statement or Prospectus until the receipt by such Notice Holder of either copies of the supplemented or amended Prospectus contemplated by Section 3(J), and, if so directed by the Company, such Notice Holder will deliver to the Company (at its expense) all copies in its possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice, or notice in writing from the Company that such Notice Holder may resume disposition of Registrable Securities pursuant to such Shelf Registration Statement or Prospectus. If the Company shall give any such notice described in clause (a) above to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(F)(ii), (iii), (iv), (v) or (vii), the Company shall be deemed to have used its reasonable efforts to keep such Shelf Registration Statement effective during such Suspension Period; provided that the Company shall use its reasonable efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to such Shelf Registration Statement. The Company shall extend the period during which such Shelf Registration Statement shall be maintained effective or the Prospectus shall be used pursuant to this Agreement by the number of days during the period from and including the date of the giving of the notice described in clauses (a) and (b) above to and including the date when the Notice Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or notification that they may resume such disposition under an existing Prospectus. If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          Each Holder agrees, by acquisition of the Registrable Securities, that such Holder shall not be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration Statement, or to receive a Prospectus related thereto, unless such Holder has furnished the Company with a Notice and Questionnaire. Each Notice Holder agrees to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in such Shelf Registration Statement under applicable law or pursuant to the SEC's comments, if any. Each Notice Holder further agrees not to sell any Registrable Securities pursuant to such Shelf Registration Statement without delivering, or causing to be delivered a Prospectus to the purchaser thereof.

     4. Indemnification; Contribution.

          (A) The Company shall indemnify and hold harmless each Initial Purchaser, each Holder, each underwriter who participates in an offering of the Registrable Securities, and each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act (each an "Indemnified Party") from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each such Indemnified Party for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or in a Shelf Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 4 as to any Indemnified Party shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Party expressly for use in connection with the preparation of a Shelf Registration Statement or the related Prospectus or any amendment or supplement to either thereof, or arising out of, or based upon, statements in or omissions from the part of the Shelf Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee under the TIA; and provided further, that the indemnity agreement contained in this Section 4 with respect to the related Prospectus or any amendment or supplement thereto (if the Company shall have furnished any amendment or supplement thereto) shall not inure to the benefit of any Indemnified Party on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of Registrable Securities to any person if a copy of the related Prospectus (exclusive of any documents incorporated by reference) shall not have been given or sent to such person by or on behalf of such Indemnified Party with or prior to the written confirmation of the sale involved unless, with respect to the delivery of any amendment or supplement to the Prospectus, the alleged omission or alleged untrue statement was not corrected in such amendment or supplement at the time of such written confirmation. The indemnity agreement of the Company contained in this
     Section 4 shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of any Indemnified Party, and shall survive the registration of the Registrable Securities.

          (B) Each Holder shall indemnify, defend and hold harmless the Company and any underwriter and other selling Holder, and their respective managers, officers and directors, and each person who controls the Company or any underwriter or any other selling Holder within the meaning of
     Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Shelf Registration Statement or the related Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder, expressly for use in connection with the preparation of a Shelf Registration Statement or the related Prospectus or any amendment or supplement to either thereof. The indemnity agreement of the respective Holders contained in this Section 4 shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of the Company, any underwriter, or any other selling Holder, or their respective managers, directors or officers, or any such controlling person, and shall survive the registration of the Registrable Securities; provided, however, that, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to a Shelf Registration Statement.

          (C) The Company and the Holders each shall, upon the receipt of notice of the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the failure to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder to the extent such indemnifying party or parties is/are not materially prejudiced as a result of such failure to notify and in any event shall not relieve such indemnifying party or parties from any liability that it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, whose reasonable fees and expenses shall be paid by such indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action). The Company and the Holders each agree that without the other party's prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

          (D) If the indemnification provided for in subparagraph (a) or (b) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subparagraph (a) or (b) above shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative benefits received by each indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Registrable Securities pursuant to this Agreement, (ii) if an allocation solely on the basis provided by clause (i) is not permitted by applicable law or is inequitable or against public policy, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each of the Holders agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not taken account of the equitable consideration referred to above. Notwithstanding the provisions of this Section 4, no Holder shall be required to contribute in excess of the amount equal to the excess of (i) the net proceeds received by such Holder from the sale of Registrable Securities by it to Eligible Holders, over (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The obligations of each Holder to contribute pursuant to this Section 4 are several and not joint and shall not exceed the same proportion of all contributions of Holders required hereunder as such Holder's Registrable

     Securities sold pursuant to the Shelf Registration Statement is of the total amount of Registrable Securities sold pursuant to the Shelf Registration Statement.

     5. Miscellaneous.

          5.1 Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Securities remain outstanding, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder (A) make publicly available such information as is necessary to permit sales of such Holder's Registrable Securities pursuant to Rule 144 under the Securities Act,
(B) deliver such information to a prospective purchaser as is necessary to permit sales of such Holder's Registrable Securities pursuant to Rule 144A under the Securities Act and (C) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such Rule may be amended from time to time or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          5.2 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          5.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Majority Holders affected by such amendment, modification, supplement, waiver or departure; provided no departure with respect to the provisions of Section 4 shall be effective as against any Holder without the consent of such Holder. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder, by written agreement signed by the Company and the Trustee, to cure any ambiguity, correct or supplement any provision of this Agreement that may be defective or inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement and shall not adversely affect the interests of the Holders in any material respect, (ii) without the consent of any Holder, this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Trustee to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchasers, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by the Company and the Initial Purchasers.

          5.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(d), which address initially is, with respect to the Initial Purchasers, the addresses set forth in the Purchase Agreement and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          5.5 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

          5.6 Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

          5.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5.8 Headings. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          5.9 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          5.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          5.11 Entire Agreement. This Agreement and other writings referred to herein (including the Indenture and the Purchase Agreement) represent the entire agreement among the parties hereto with respect to the subject matter hereof and supercedes and replaces any and all prior agreements and understandings, whether oral or written, with respect thereto.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              TXU CORP.





                                              By: /s/ H. Dan Farell
                                              ----------------------------------
                                              Name:     H,. Dan Farell
                                              Title:    Executive Vice President


CONFIRMED AND ACCEPTED
AS OF THE DATE FIRST ABOVE WRITTEN:


CREDIT SUISSE FIRST BOSTON LLC
   as Representative of the Initial Purchasers




By: /s/ Gavin Wolfe
    -------------------------------
    Name:     Gavin Wolfe
    Title:    Managing Director